Exhibit 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following are our unaudited pro forma combined balance sheet as of September 30, 2005 and our unaudited pro forma combined statements of operations for the years ended December 31, 2004 and the nine months ended September 30, 2005. The pro forma statements have been prepared under the assumptions set forth in the accompanying notes to the unaudited pro forma combined financial statements, and give effect to the acquisition of Eagle Drilling L.L.C. and its affiliates, Thornton Drilling Equipment, L.L.C. (Thornton) and Riverside Oilfield Equipment, L.L.C. (Riverside) as if consummated on September 30, 2005 for the pro forma combined balance sheet and for the pro forma combined statements of operations as if consummated at January 1, 2004, using the purchase method. The Company is in the process of gathering additional information to finalize the fair value of assets acquired and the purchase price allocation is subject to change. The unaudited pro forma combined financial statements do not purport to represent what the results of operations would have been if such transactions had occurred on January 1, 2004.

BRONCO DRILLING COMPANY, INC.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

SEPTEMBER 30, 2005

(in thousands)

	Historical	Historical
	Bronco Drilling Company, Inc.	Eagle Drilling, LLC	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$75,853	$71	$(71)	(B)	$68,853
			(7,000)	(A)
Trade receivables	15,373	319	(319)	(B)	15,373
Contract drilling in progress	2,085	837	(837)	(B)	2,085
Prepaid expenses and other	829	62	(62)	(B)	829

Total current assets	94,140	1,289	(8,289)		87,140
Property and equipment, at cost	145,199	7,601	28,390	(A)	179,037
			(2,153)	(B)
Less accumulated depreciation and amortization	11,764	879	(879)	(B)	11,764
			—

Net property and equipment	133,435	6,722	27,116		167,273

Goodwill	—	—	14,162	(A)	14,162
Intangible assets, net of amortization	262	—	2,000	(A)	2,262
Deferred tax asset	1,087	—	—		1,087
Restricted cash and other	2,868	—	—		2,868

Total assets	$231,792	$8,011	$34,989		$274,792

LIABILITIES AND OWNERS’ EQUITY
Current liabilities:
Accounts payable	$10,396	$284	$(284)	(B)	$10,396
Accrued liabilities	3,315	1,658	(1,658)	(B)	3,315
Current maturities of long-term debt	5,733	—	—		5,733
Current maturities of notes payable	9,216	164	(164)	(B)	9,216

Total current liabilities	28,660	2,106	(2,106)		28,660
Non-current liabilities:
Long-term debt	37,267	19	42,981	(A)	80,267
Deferred income taxes	20,834	—	—		20,834

Total liabilities	86,761	2,125	40,875		129,761

Equity:
Common stock	191	—	—		191
Paid in capital	151,139	—	—		151,139
Accumulated deficit	(6,299)	—	—		(6,299)
Members’ interest	—	6,027	(6,027)	(B)	—
Note receivable from member	—	(141)	141		—

Total liabilities and owners’ equity	$231,792	$8,011	$34,989		$274,792

BRONCO DRILLING COMPANY, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005

(Amounts in thousands, except per share amounts)

	Historical	Historical
	Bronco Drilling Company, Inc.	Eagle Drilling, LLC	Pro Forma Adjustments		Pro Forma Combined
Contract drilling revenues	$38,875	$9,964	$—		$48,839
Expenses:
Contract drilling	23,880	3,937	—		27,817
Depreciation and amortization	4,854	515	1,134	(C)	6,503
General and administrative	6,767	5,278	—		12,045

Total operating costs and expenses	35,501	9,730	1,134		46,365

Income from operations	3,374	234	(1,134)		2,474
Other income (expense):
Interest expense	(652)	(41)	(2,075)	(D)	(2,768)
Interest income	203	—	—		203
Loss from early extinguishment of debt	(993)	—	—		(993)
Other	41	297	—		338
	—

Total other income (expense)	(1,401)	256	(2,075)		(3,220)

Income (loss) from continuing operations and before income taxes	1,973	490	(3,209)		(746)
Income tax (benefit) expense	3,688	—	(1,025)	(E)	2,663

Net income (loss)	$(1,715)	$490	$(2,184)		$(3,409)

Proforma loss per common share – Basic	$(0.12)				$(0.24)

Proforma loss per common share – Diluted	$(0.12)				$(0.24)

Weighted average proforma number of shares outstanding – Basic	14,330				14,330

Weighted average proforma number of shares outstanding – Diluted	14,346				14,346

See accompanying notes to the unaudited pro forma financial statements.

BRONCO DRILLING COMPANY, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2004

(Amounts in thousands, except per share amounts)

	Historical	Historical
	Bronco Drilling	Eagle Drilling,	Pro Forma		Pro Forma
	Company, Inc.	LLC	Adjustments		Combined
	(in thousands, except per unit data)

Contract drilling revenues	$21,873	$1,028	$—		$22,901
Expenses:
Contract drilling	18,670	1,041	—		19,711
Depreciation and amortization	3,695	277	1,922	(C)	5,894
General and administrative	1,714	746	—		2,460

Total operating costs and expenses	24,079	2,064	1,922		28,065

Income from operations	(2,206)	(1,036)	(1,922)		(5,164)
Other income (expense):
Interest expense	(285)	—	(2,225	)(D)	(2,510)
Interest income	10	—	—		10

Total other income (expense)	(275)	—	(2,225)		(2,500)

Loss from continuing operations and before income taxes	(2,481)	(1,036)	(4,147)		(7,664)
Income tax benefit	(285)	—	1,954	(E)	1,669

Net Loss	$(2,766)	$(1,036)	$(2,193)		$(5,995)

Pro forma loss per common share—basic and diluted(F)	$(0.21)				$(0.45)

Weighted average pro forma shares outstanding—basic and diluted(F)	13,360				13,360

See accompanying notes to the unaudited pro forma financial statements.

Bronco Drilling Company, Inc.

Notes to Unaudited Pro Forma Combined Financial Statements

($ in thousands)

The accompanying unaudited pro forma financial statements combine the operations of Bronco Drilling Company, Inc. (the “Company”) and Eagle Drilling, L.L.C. (Eagle) and its affiliates Thornton Drilling Equipment, L.L.C. (Thornton) and Riverside Oilfield Equipment, L.L.C. (Riverside). The pro forma financial statements include a combined pro forma balance sheet as of September 30, 2005 and combined pro forma statements of operations for the nine months ended September 30, 2005 and the year ended December 31, 2004. The following notes reflect adjustments to remove, from the September 30, 2005 combined balance sheets, assets of Eagle which were not acquired, as well as liabilities which were not assumed, and to record the allocation of our purchase price to the assets acquired as if the transaction occurred September 30, 2005. The purchase price has been allocated based on the fair value of the assets acquired. The adjustments are based upon currently available information and estimates; therefore, the actual adjustments may differ from the pro forma adjustments when asset appraisals are completed. Assets consist primarily of five operating drilling rigs, seven inventoried rigs and rig equipment. The notes also include adjustments to the combined pro forma statements of operations for the nine months ended September 30, 2005 and year ended December 31, 2004, which assumes that the acquisition had occurred January 1, 2004.

A. The purchase price of $50,000 was funded by a $7,000 cash payment and a $43,000 loan from Merrill Lynch Business Financial Services, Inc., as lender (“Merrill Lynch” or the “lender”). The term loan bears interest on the outstanding principal balance at a variable per annum rate equal to LIBOR plus 271 basis points. Any outstanding principal and accrued but unpaid interest will be immediately due and payable in full on January 1, 2011. The purchase price has been allocated to property and equipment totaling $33,838, goodwill of $14,162 and customer lists of $2,000.

B. To remove historical basis of assets not acquired and the liabilities and capital accounts of Eagle.

C. To reflect the increase in depreciation and amortization expense resulting from the purchase price allocation to property and equipment in service and customer service lists depreciated on a straight line basis over 8 to 15 years. The purchase price allocation to property and equipment includes $4,602 allocated to spare equipment which is not in service and is therefore not depreciated.

D. To reflect the increase in interest expense resulting from the issuance of debt of $43,000 to finance a portion of the purchase price of Eagle.

E. To reflect the income tax effect of the operations of Eagle at the Federal statutory tax rate of 34% and effective state tax rate of 3.7% (net of Federal income tax effects).

F. Pro forma income (loss) per basic and diluted common share is computed based on the weighted average pro forma number of basic and diluted shares outstanding during the period.